                                                                  EXHIBIT (1)(c)
                                                                          WSP&R
                                                                          DRAFT
                                                                        11/3/94




                                 _______ SHARES

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                  COMMON STOCK

                               ($5.00 PAR VALUE)

                             UNDERWRITING AGREEMENT




                                                             __________ __, 199_

Kidder, Peabody & Co. Incorporated
Smith Barney Inc.
  As Underwriters
  c/o Kidder, Peabody & Co. Incorporated
      10 Hanover Square
      New York, N.Y.  10005

Dear Sirs:

                 The undersigned, CENTRAL HUDSON GAS & ELECTRIC CORPORATION (the "Company"), hereby agrees with KIDDER, PEABODY & CO. INCORPORATED and SMITH BARNEY INC., as Underwriters, as follows:

                 1. Underwriters. The term "Underwriters" as used herein shall mean the firms to which this Agreement is addressed. All obligations of the Underwriters herein are several and not joint.

                 2. Description of Common Stock. The Company proposes to issue and sell severally to the Underwriters _______ shares of its Common Stock, $5.00 par value (the "Shares"). The Company has also granted to the several Underwriters an option to purchase up to _______ additional shares of Common Stock, $5.00 par value, on the terms and for the purposes set forth in paragraph 13 hereof.

                 3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a
         registration statement on such Form (File No. 33-     ), including a
         basic prospectus, which has become effective, for the registration under the Act of (i) up to $80,000,000 aggregate initial offering price of (x) debt securities and (y) shares of the Company's common stock, $5.00 par value, including the Shares, and (ii) up to 250,000 shares of the Company's serial preferred stock, par value $100 per share (collectively, the "Securities"). The Company may have filed one or more amendments to such registration statement, and may have used a Preliminary Prospectus, each of which has been previously furnished to you. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424 under the Act, a supplement or supplements to the form of prospectus included in such registration statement relating to the Shares and the offering thereof (hereinafter called a "Prospectus Supplement").

                 (b) (1) The Registration Statement, at the Effective Date, and the Prospectus, at the time it is first filed with the Commission and on the Closing Date, complied or will comply, as the case may be, in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in each case the applicable published rules and regulations thereunder; (2) the Registration Statement, at the Effective Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and
         (3) the Prospectus, at the time it is first filed with the Commission and on the Closing Date, will not and each Preliminary Prospectus, at the time it was first filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by either of you specifically for use in connection with the preparation of the Registration Statement, any Preliminary Prospectus or the Prospectus (or any supplement thereto).



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
                 (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean the later of (i) each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or (ii) the time and date of the filing of the Company's most recent Annual Report on Form 10-K. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date (unless such basic prospectus has been amended by the Company subsequent to the Effective Date, in which case "Basic Prospectus" shall mean the form of basic prospectus as so amended). "Preliminary Prospectus" shall mean the Basic Prospectus as supplemented by any preliminary prospectus supplement which describes the Shares and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement and as it may be further amended or supplemented at the particular time referred to. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as it may be amended at the particular time referred to. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amended", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                 (d) Price Waterhouse, who are certifying certain financial statements incorporated by reference in the Prospectus, are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                 (e) Neither the Company nor any of its Subsidiaries (as hereinafter defined) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had or is reasonably likely to have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to any stock purchase, dividend reinvestment, savings bonus, incentive, or similar plan, conversions of convertible securities into common stock or shares of capital stock issued and to be issued by either or both of Central Hudson Enterprises Corporation and Central Hudson Cogeneration, Inc. pursuant to respective subscription agreements in effect at the date of this Agreement) or long-term debt (other than any redemption or purchases of First Mortgage Bonds, normal amortization of debt premium and discount, bank or finance company borrowings and repayments in the ordinary course, or additional issuances or repurchases of commercial paper) of the Company or its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

                 (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company; each of CH Resources, Inc., Central Hudson Enterprises Corporation, Central Hudson Cogeneration, Inc., Phoenix Development Company, Inc., Greene Point Development Corporation (collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

                 (g) An order of the Public Service Commission of the State of New York (the "PSC") authorizing the issuance and sale of the Shares has been obtained; such order (hereinafter called the "Order") is in full force and effect and is sufficient to authorize the transaction contemplated hereby; and no other approval, authorization, consent or order of any other governmental or regulatory agency, board or body (other than under the Act and the securities or "blue sky" laws of the various states) is required for the issuance and sale of the Shares.

                 (h) The issuance and sale of the Shares and the compliance by the Company with all of the provisions of the Shares and this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach by the Company of, or constitute a default under, any other agreement or obligation of the Company, or its charter or by-laws, or violate any order of any court, regulatory body or administrative agency entered in any proceeding to which the Company is now a party.

                 (i) The Shares have been duly authorized and, when issued and paid for as contemplated hereby, will be validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus.

                 4. Purchase of Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Shares set forth in Schedule A attached hereto after the name of each such Underwriter, at $_____ per share. Delivery of the Shares for the account of the Underwriters shall be made against payment of the purchase price to the Company or its order by certified or official bank check or checks in New York Clearing House funds. The Shares (registered in such names and in such denominations as the Underwriters shall request at least two full business days prior to the Closing Date) will be made available for checking and packaging at First Chicago Trust Company of New York, 30 West Broadway, New York, New York 10007-2192 at least one full business day prior to the Closing Date.

                 5. Public Offering. The Underwriters have advised the Company that they propose to make a public offering of the Shares as soon as practicable. The Underwriters are contemporaneously advising the Company of the details of the offering, including the initial offering price to the public and the concessions, if any, to dealers, brokers and others, as are needed to complete the Registration Statement.

                 6. Time and Place of Closing. Delivery of the Shares and payment therefor shall be made simultaneously at the office of Gould & Wilkie, One Chase Manhattan Plaza, New York, New York

10005 at 11:00 A.M. (New York City time) on _________, 199_ or at such time on such later date not later than ______, 199_, as shall be agreed upon in writing by the Company and the Underwriters (the "Closing Date").

                 7. Default by Underwriters. If either Underwriter shall fail to purchase and pay for the Shares which such Underwriter has agreed to purchase and pay for (otherwise than by reason of any failure on the part of the Company to comply with any of the provisions contained herein), then the Company shall immediately give notice to the non-defaulting Underwriter of the default of such Underwriter, and the non-defaulting Underwriter shall have the right within 24 hours after the receipt of such notice by it to determine to purchase, or to procure one or more others, members of the National Association of Securities Dealers, Inc. ("NASD") and satisfactory to the Company, to purchase, upon the terms herein set forth, the number of Shares which the defaulting Underwriter so agreed to purchase. If such non- defaulting Underwriter shall determine to exercise such right, it shall give written notice to the Company of the determination in this regard within 24 hours after it shall have received notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three full business days, as the Company shall determine, in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If in the event of such a default the non-defaulting Underwriter shall fail to give such notice, or shall within such 24-hour period give written notice to the Company that no others will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the non-defaulting Underwriter, within a further period of 24 hours, without liability on the part of any non-defaulting Underwriter or the Company. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:

                 (a) To require the non-defaulting Underwriter to purchase and pay for the respective number of Shares which it had severally agreed to purchase as hereinabove provided and, in addition, to require such Underwriter to purchase and pay for the number of Shares which the defaulting Underwriter shall have so failed to purchase up to 10% of the respective number of Shares which such non-defaulting Underwriter had otherwise agreed to purchase, and/or

                 (b) To procure one or more others, members of the NASD, to purchase, upon the terms herein set forth, the number of Shares which such defaulting Underwriter so agreed to purchase or that portion thereof which the remaining Underwriter shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three full business days, as the Company shall determine, in order that the required changes in the Registration Statement and in the Prospectus or any other documents or arrangements may be effected.

Any action taken by the Company under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 8. Covenants of the Company. The Company agrees that:

                 (a) As soon as possible after the execution of this Agreement, the Company shall file with the PSC any papers and take any other action required to be taken prior to the issuance and sale of the Shares by the Order, and will advise the Underwriters and confirm the advice in writing with reasonable promptness that any such papers have been filed and any such action has been taken.

                 (b) The Company will furnish to the Underwriters as many copies of the Prospectus and each Preliminary Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Act, except as provided in subparagraph (d) hereof. The Company will also furnish to the Underwriters and their counsel a reasonable number of additional copies of the Registration Statement (including exhibits thereto) as the Underwriters may from time to time request.

                 (c)      The Company will pay all expenses in connection with
(i) the preparation and filing by it of the Registration Statement, any Preliminary Prospectus and the Prospectus, and each amendment and supplement thereto, (ii) the issuance and delivery of the Shares contemplated by this Agreement, (iii) the qualification of the Shares under the laws of various jurisdictions to the extent provided in subparagraph (i) of this paragraph 8 (including fees and disbursements of counsel related thereto), (iv) the printing of the Registration Statement, any Preliminary Prospectus and the Prospectus, the Blue Sky Memorandum and this Agreement, (v) the furnishing to the Underwriters of copies of the Registration Statement, any Preliminary Prospectus and the Prospectus and each amendment and supplement thereto, in such numbers as the Underwriters shall reasonably request, and will pay all taxes, other than transfer taxes, on the issuance of the Shares. The Company shall not, however, be required to pay any amount for any expenses of any of the Underwriters except that in the event this Agreement shall be terminated pursuant to paragraphs 7 or 12 hereof, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses of the Underwriters incurred in connection with the proposed purchase of the Shares not exceeding $10,000, and the reasonable fee and disbursements of Winthrop, Stimson, Putnam & Roberts, who are acting on behalf of the Underwriters in their purchase of the Shares; the Underwriters agree to pay said expenses, fees and disbursements in any other event. The Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

                 (d) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur that should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing when it is delivered to a purchaser, the Company will forthwith, at its expense, prepare and file and furnish to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months from the effective date of this Agreement, the Company, upon the request of the Underwriters, will furnish to the Underwriters, at the expense of such Underwriter, a reasonable quantity of a supplemented Prospectus or supplements to the Prospectus complying with Section 10 of the Act. For the purposes of this subparagraph (d), the Company will furnish such reasonable information with respect to itself as the Underwriters may, from time to time, request, and the Underwriters, at their own expense, may visit any of the properties of the Company and inspect its books of account at any reasonable time. So long as any Underwriter is required to deliver a Prospectus pursuant to this subparagraph (d), the Company will, at its expense, prepare and continue to file with the Commission all documents required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                 The Company will not at any time when a prospectus relating to the Shares is required to be delivered under the Act file or make any amendment or supplement to the Registration Statement or Prospectus of which the Underwriters shall not have been previously advised and furnished a copy, or to which the Underwriters shall object on the ground that such amendment or supplement will be, or will make the Prospectus, misleading in the light of the circumstances existing when it is delivered to a purchaser or that it contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein or in the Prospectus not misleading.

                 (e) The Company will make generally available to its security holders and to each Underwriter, as soon as practicable, an earnings statement or statements (which need not be audited) of the Company and its Subsidiaries on a consolidated basis which will satisfy the provisions of
Section 11(a) of the Act and Rule 158 under the Act.

                 (f) The Company will apply the proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

                 (g) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Shares. At or prior to the Closing Date, the Company will deliver to the Underwriters and also to counsel for the Underwriters such documents, appropriately signed or certified, if so requested, relating to the issuance and validity of the Shares as counsel for the Underwriters may reasonably request.

                 (h) The Company will use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible; the Company will promptly advise or confirm to the Underwriters in writing when any such post-effective amendment has become effective or any supplement to the Prospectus has been filed, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, and of the issuance of any stop order under the Act with respect to the Registration Statement or the institution or threat of any other proceedings of which the Company shall have received notice which might prevent or delay the sale of the Shares, and will use all reasonable efforts to cause any stop order or other proceedings to be withdrawn; the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing; and the Company will not file any amendment or supplement to the Registration Statement (other than a prospectus supplement relating to Securities other than the Shares), any Preliminary Prospectus or the Prospectus to which the Underwriters shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                 (i) The Company will use its best efforts to qualify the Shares for offer and sale under the securities or "blue sky" laws of such states as the Underwriters may designate, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities in any state where it is not now so qualified, to take any action which would subject it generally to the service of process in any state where it is not now so subject, to pay filing fees and other expenses in connection therewith in the aggregate exceeding $10,000, or to meet other requirements deemed by the Company to be unduly burdensome.

                 (j) The Company will file with the New York Stock Exchange an application, and will take all other action requested by such Exchange, for listing upon notice of issuance of the Shares on the New York Stock Exchange at the Closing Date.

                 (k) The Company will not, during the 90 days following the date of this Agreement, except with the prior written consent of the Underwriters, offer for sale, sell or otherwise dispose of any shares of its common stock, other than the Shares and any Option Shares as described under paragraph 13 hereof and other than pursuant to any stock purchase, reinvestment, savings, bonus, incentive, or similar plan or conversions of convertible securities into common stock.

                 9. Conditions of Underwriter's Obligations. The obligations of the several Underwriters to purchase and pay for the Shares shall be subject to the following conditions:

                 (a) That all filings of the Prospectus and any supplements thereto required by Rule 424 under the Act shall have been timely made and no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall be in effect at the Closing Date, and no proceeding for that purpose shall then be pending before or, to the knowledge of the Company or the Underwriters, threatened by the Commission; and the Underwriters shall have received, prior to payment for the Shares, a certificate dated the Closing Date, signed by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or a Vice-President of the Company, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Winthrop, Stimson, Putnam & Roberts, as counsel for the Underwriters.

                 (b) That the Order shall remain in full force and effect, and the Underwriters shall have received a certificate dated the Closing Date, signed by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or a Vice- President of the Company, to the effect that the Order is in effect and no proceedings to revoke or modify the same are pending before or, to the knowledge of the Company, threatened by the PSC.

                 (c) That all legal proceedings taken and all legal opinions rendered in connection with the issuance and sale of the

Shares shall be satisfactory to Winthrop, Stimson, Putnam & Roberts, as counsel for the Underwriters.

                 (d) That, at or prior to the Closing Date, the Underwriters shall have received from Gould & Wilkie, as counsel for the Company, an opinion dated the Closing Date in form and substance satisfactory to Winthrop, Stimson, Putnam & Roberts, as counsel for the Underwriters, to the effect that:

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and governmental) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company;

                 (ii) The Shares have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable;

                 (iii) This Agreement has been duly and validly authorized, executed and delivered by the Company;

                 (iv) The authorization, issuance and sale of the Shares, as provided in this Agreement, have been duly approved by the Order, which, to the best of the knowledge of such counsel, is in full force and effect at the Closing Date, and the approval of no other governmental authority, federal, state or otherwise (other than under the Act and the securities or "blue sky" laws of the various states), is required in connection with the issuance and sale of the Shares;

                 (v) The Registration Statement, at the Effective Date, and the Prospectus, as of the date it was filed with the Commission under Rule 424(b), and any amendment thereof or supplement thereto (except in each case that such opinion need not pass upon the financial statements and other financial and statistical data contained or incorporated by reference therein) complied as to form in all material respects with the requirements of the Act and the applicable published rules and regulations thereunder and, with respect to the documents or portions thereof filed with the Commission pursuant to the Exchange Act, and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, the Exchange Act and the applicable published instructions, rules and regulations of the Commission thereunder; on the basis of information received from the Commission, at the Closing Date, the Registration Statement is effective under the Act, and, to the best knowledge of said counsel, no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Act; based on such counsel's participation in the preparation of the Registration Statement and Prospectus and its services as general counsel to the Company (but such opinion may state that such counsel did not independently check or verify the correctness of the statements made by the Company or factual information included in the Registration Statement and Prospectus, and thereby may assume the correctness thereof, except insofar as such statements or information relate to such counsel or are stated in the Registration Statement or Prospectus as having been made on their authority as experts), no facts have come to the attention of such counsel to cause them to believe, and such counsel have no reason to believe, that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein), or that the Prospectus, as of the date it was filed with the Commission under Rule 424(b) and as of the Closing Date, contained or contains, as the case may be, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein);

                 (vi) The statements in the Registration Statement and Prospectus as to matters of law and legal conclusions under the captions "The Company," ["Recent Developments -- _____________ "] "Common Stock Dividends and Price Range" and "Description of Common Stock" have been reviewed by such counsel, and such matters of law and legal conclusions are correct and have been made therein on the authority of such counsel as experts;

                 (vii) The Shares conform as to legal matters to the statements concerning them in the Registration Statement and Prospectus, and the summary of the terms and provisions thereof appearing in the Registration Statement and Prospectus constitutes a proper summary thereof.

                 (viii) The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (except as to compliance with any financial covenants requiring an arithmetic computation, as to which such counsel need express no opinion) and the fulfillment of the terms hereof will not result in a breach by the Company of, or constitute a default under, any material agreement or instrument of the Company known, as of the date of such opinion, to such counsel to which the Company is a party, or its charter or by-laws, or violate any order known, as of the date of such opinion, to such counsel of any court, regulatory body or administrative agency entered in any proceeding to which the Company is now a party.

                 (ix) No shareholders of the Company are entitled to preemptive rights or other similar rights to subscribe for the Shares.

                 (e) That the Underwriters shall have received on the Closing Date from Winthrop, Stimson, Putnam & Roberts, as counsel for the Underwriters in connection with this transaction, an opinion in form and substance satisfactory to the Underwriters with respect to the sufficiency of all corporate proceedings and other legal matters relating to the Shares and the form of the Registration Statement and the Prospectus.

                 (f) That the Underwriters shall have received letters of Price Waterhouse LLP, addressed to the Board of Directors of the Company and the Underwriters, dated, respectively, the date this Agreement is executed and the Closing Date, stating in effect that (i) they are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder; (ii) in their opinion the financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated by reference in the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder and of the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of: (A) reading the amounts included in the Prospectus appearing in the table captioned "Selected Financial Information" (excluding the "As Adjusted" amounts appearing therein) for the years ended December 31, 1991, 1992 and 1993 (the "Audited Amounts") which were derived from the financial statements for such years as examined by such accountants (the "Audited Statements"); (B) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed interim financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus (the "Unaudited Statements"), and reading any more recent unaudited interim financial data of the Company, (C) reading the minutes of meetings of the shareholders, Board of Directors and Executive Committee held during the period from December 31, 1993 to specified dates not more than five business days prior to the dates of such letters; and (D) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (1) the Audited Amounts were not derived from the Audited Statements, (2) the Unaudited Statements incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in Quarterly Reports on Form 10-Q under the Exchange Act; or that any material modifications should be made to said Unaudited Statements for them to be in conformity with generally accepted accounting principles; (3) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than five business days prior to the dates of such letters, there was any change in the capital stock or long term debt of the Company, or any decrease in total shareholders' equity, as compared with amounts shown on the latest balance sheet included in the Audited Statements or (4) for the ________-month period and for the twelve-month period ended on the date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding periods of the previous year, in total operating revenues or net income of the Company; except, in all instances, for changes or decreases, which have occurred or may occur that are disclosed in the Registration Statement or which are the result of dividends paid in the ordinary course of business; and (iv) they have carried out certain procedures and made certain findings, as specified in such letters, with respect to such other items included or incorporated by reference in the Registration Statement and the Prospectus as the Underwriter may have reasonably requested.

                 (g) That the Company shall not have filed any amendment to the Registration Statement or supplement to the Prospectus after the effective date of this Agreement and before the Closing Date of which the Underwriters shall not previously have been advised or which shall be unsatisfactory in substance to the Underwriters or unsatisfactory in form to Winthrop, Stimson, Putnam & Roberts, as counsel for the Underwriters.

                 (h) That the representations and warranties of the Company herein contained shall be true and correct at the Closing Date, and the Company shall have performed all of its obligations under this Agreement as are to be performed by it at or prior to such date; and the Underwriters shall receive at the Closing Date a certificate dated the Closing Date and signed by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or a Vice-President and the principal financial officer of the Company to such effect.

                 (i) That the Shares shall have been duly listed, or approved for listing upon official notice of issuance, on the New York Stock Exchange.

                 (j) That the Company shall have furnished to the Underwriters such further certificates and documents in connection with its obligations hereunder as the Underwriters shall reasonably request.

                 Each letter referred to in subparagraphs (d), (e) and (f) of this paragraph 9 may state that it is solely for the information of the Board of Directors of the Company and the Underwriters and is not to be quoted or referred to in whole or in part in the Registration Statement or Prospectus or otherwise in connection with the registration under the Act or the sale of the Shares.

                 All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, as counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters shall reasonably request.

                 10.      Conditions  of  Company's Obligations.    The
obligation of the Company to deliver the Shares shall be subject to the following conditions:

                 (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date, and no proceedings for that purpose shall be pending before, or threatened by, the Commission at such date.

                 (b) The Order shall remain in full force and effect on the Closing Date, and no proceedings to revoke or modify the same shall be pending before, or threatened by, the PSC at such date.

                 11. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Preliminary Prospectus or in the Prospectus (as amended or supplemented if the Company shall have made any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished herein or in writing to the Company by any Underwriter for use in connection with the preparation of the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to either thereof. This indemnity insofar as it relates to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Shares by such Underwriter to any person if a copy of the Prospectus, as the same may then be amended or supplemented, shall not have been sent or given by or on behalf of such Underwriter to such person with or prior to the delivery of the securities involved, to the extent that the Prospectus, if so sent or given, would have cured the untrue statement or omission in the Preliminary Prospectus giving rise to the loss, claim, damage or liability. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance and sale of the Shares.

                 (b) Each Underwriter agrees that promptly upon the receipt of notice of the commencement of any action against such Underwriter or against any person so controlling such Underwriter in respect of which indemnity or reimbursement may be sought from the Company on account of its agreement in subparagraph (a) above, timely notice will be given to the Company in writing of the commencement thereof, but the omission so to notify the Company of any such action shall not release the Company from any liability which it may have to such Underwriter or to any such controlling person otherwise than on account of the indemnity and reimbursement agreement contained in said subparagraph (a). Thereupon, the Company shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Underwriter or to such controlling person (who shall not, except with the consent of such Underwriter or such controlling person, be counsel to the Company), and shall in any event be liable to pay all fees and expenses thereof. After notice from the Company to such Underwriter or to such controlling person of the Company's election so to assume the defense thereof, the Company shall not be liable to such Underwriter or to such controlling person under subparagraph (a) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by any such Underwriter or any such controlling person, in connection with the defense thereof other than reasonable costs of investigation.

                 (c) Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and each person who controls any thereof within the meaning of
Section 15 of the Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission based upon information furnished herein or in writing to the Company by such Underwriter for use in connection with the preparation of the Registration Statement, Preliminary Prospectus or Prospectus or any amendment or supplement to any thereof. In case any action shall be brought against the Company, or any such director, officer or controlling person in respect of which he or it may seek indemnity or reimbursement from any Underwriter on account of the agreement of such Underwriter contained in this subparagraph (c), the Company or such person against whom such action shall be brought shall notify the Underwriters of the commencement thereof, and such Underwriter shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to the Underwriter, by the next preceding subparagraph (b). The Underwriters agree promptly to notify the Company of the commencement of any litigation or proceedings against them or either of them in connection with the issuance and sale of the Shares.

                 (d)      If the indemnification provided for in subparagraph
(a) or (c) above is unavailable or insufficient to hold harmless an indemnified party under subparagraph (a) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in subparagraph (a) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such damages as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if their respective obligations to contribute pursuant to this subparagraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subparagraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this subparagraph (d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this subparagraph (d). Notwithstanding the provisions of this subparagraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subparagraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 12. Termination. (a) If, at the Closing Date, any of the conditions specified in paragraph 9 of this Agreement shall not have been fulfilled, this Agreement may be terminated by the Underwriters upon delivery of written notice thereof to the Company, and, unless so terminated, the several obligations of the Underwriters hereunder shall continue in full force and effect.

                 (b) If, at the Closing Date, any of the conditions specified in paragraph 10 of this Agreement shall not have been fulfilled, this Agreement may be terminated by the Company upon delivery of written notice thereof to the Underwriters, and, unless so terminated, the obligations of the Company hereunder shall continue in full force and effect.

                 (c) This Agreement may be terminated by the Company in accordance with the provisions of paragraph 7 hereof.

                 (d) This Agreement may be terminated at any time prior to the Closing Date by the Underwriters upon delivery of written notice thereof to the Company, if, prior to such time, (i) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, or there shall have been established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, (ii) there shall have been declared a general moratorium on commercial banking activities in New York by either federal or state authorities, or (iii) there shall have occurred, subsequent to the date of this Agreement, any new outbreak of hostilities or escalation of existing hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Underwriters, impractical to market the Shares or enforce contracts for the sale of the

Shares. This Agreement may also be terminated at any time prior to the Closing Date if, in the reasonable judgment of the Underwriters, the subject matter of any amendment or supplement to the Registration Statement or Prospectus, or any change in the rating assigned to any securities of the Company, renders it either inadvisable to proceed with the public offering of the Shares or inadvisable to proceed with the delivery of the Shares to be purchased hereunder. Any termination of this Agreement pursuant to this paragraph 12 shall be without liability of any party to any other party, except as otherwise provided in paragraphs 8(c) and 11 of this Agreement.

                 13. Over-allotment Option. (a) In addition to the shares of Common Stock being sold by the Company and described as the "Shares" in paragraph 2 hereof (herein referred to as the "Firm Shares"), the Company hereby grants to the several Underwriters an option to purchase up to an aggregate of _________ additional shares of Common Stock (the "Option Shares") at the same purchase price as the Firm Shares solely for the purpose of covering over-allotments made by the Underwriters in connection with the sale and distribution of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. Paragraphs 4 and 6 hereof shall be deemed to apply only to the purchase, sale and delivery of the Firm Shares, and references in those two sections to the "Shares" shall be deemed to be references to the "Firm Shares." Except as otherwise provided in this paragraph 13, all other references in this Agreement to the "Shares" shall be deemed to include the Firm Shares and the Option Shares.

                 (b) The option granted hereunder may be exercised from time to time within 30 days after the effective date of this Agreement, in each case, upon notice (confirmed in writing) by the Underwriters to the Company setting forth the aggregate number of Option Shares to be purchased by the several Underwriters, which number shall represent all or any portion of the Option Shares not previously purchased pursuant to this paragraph 13. Each time the option is exercised, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Option Shares which shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company. The "Closing Date," as defined in paragraph 6 hereof, shall be deemed to be the "Initial Closing Date," and the times for the delivery of and payment for the purchases of Option Shares are herein collectively referred to as the "Option Closing Dates," each an "Option Closing Date" (one or more of which may be the Initial Closing Date). The Option Closing Date with respect to a particular purchase of Option

Shares shall be determined by the Underwriters, but shall be no earlier than 2 or later than 10 business days after notice is given by the Underwriters to the Company of the election to purchase such Option Shares. With respect to each Option Closing Date, the preparation, registration, checking and delivery of, and payment for, the corresponding Option Shares shall occur or be made in the same manner as provided in paragraphs 4 and 6, except as the Underwriters and the Company may otherwise agree in writing.

                 (c) The conditions to the several Underwriters' obligations set forth in paragraph 9 hereof shall be deemed to be conditions to the several Underwriters' obligations to purchase and pay for the Shares to be purchased on each of the Initial Closing Date and each Option Closing Date, as the case may be; references in that paragraph and in paragraphs 3 and 12 hereof to the "Closing Date" shall be deemed to be references to the Initial Closing Date or the applicable Option Closing Date, as the case may be, and references to the "Shares" in paragraph 9 hereof shall be deemed to be references to the Firm Shares or Option Shares to be purchased at such Initial Closing Date or Option Closing Date. A termination of this Agreement as to the Option Shares after the Initial Closing Date will not terminate this Agreement as to the Firm Shares.

                 14. Miscellaneous. The respective representations, warranties, indemnities and agreements (except insofar as fulfilled on or before the Closing Date) of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, its officers and directors, or any controlling person, and shall survive delivery of any payment for the Shares. The provisions of paragraph 11 hereof shall survive the termination or cancellation of this Agreement.

                 The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters, the officers and directors of the Company (and with respect to the provisions of paragraph 11 hereof, each controlling person referred to therein), and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation a legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" and "assigns" as used in this Agreement shall not include any purchaser of any Shares from either of the Underwriters.

                 15. Notices. All communications hereunder shall be in writing and if to the Underwriters, shall be mailed, with first class postage prepaid, or delivered to the address appearing on page 1 hereof, or, if to the Company, shall be so mailed or delivered to it at 284 South Avenue, Poughkeepsie, N.Y. 12601-4879.

                 16. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                 Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company and the Underwriters, in accordance with its terms.

                               Very truly yours,

                               CENTRAL HUDSON GAS & ELECTRIC
                                  CORPORATION



                               By:
                                  --------------------------------
                                       Chairman of the Board
                                   and Chief Executive Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

KIDDER, PEABODY & CO. INCORPORATED



By:
   -----------------------------
   Managing Director


SMITH BARNEY INC.



By:
   -----------------------------
   Managing Director

                                  SCHEDULE A


                                                             Number of Shares
Name of Underwriter                                          to be purchased
- -------------------                                          ----------------

Kidder, Peabody & Co. Incorporated

Smith Barney Inc.                                            ----------------

       Total